UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2013 (June 4, 2013)

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ENDO HEALTH SOLUTIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Atwater Drive, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (484) 216-0000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities
On June 4, 2013, Endo Health Solution Inc.'s ("Endo" or the "Company") Board of Directors (the "Board") approved certain strategic, operational and organizational steps for the Company to take to refocus its operations and drive shareholder value. These actions are the result of a comprehensive assessment of Endo's strengths and challenges, its cost structure and execution capabilities, and its most promising opportunities to drive future cash flow and earnings growth.
The Company will undertake certain cost reduction initiatives including a reduction in headcount of approximately 15% worldwide, streamlining of general and administrative expenses, optimizations related to commercial spend and a refocusing of research and development efforts.
In connection with these actions, the Company estimates that it will incur total pre-tax exit and disposal costs of approximately $55 million to $65 million, including employee separation of approximately $34 million to $38 million. The remaining charges relate to other exit and disposal costs. The Company expects to record the majority of the employee separation costs during the second quarter of 2013. The balance of the charges will be recognized as incurred throughout 2013 and 2014. Future cash expenditures related to these charges will be approximately $55 million to $65 million.
As part of the approved actions, the Company is exploring strategic alternatives for its HealthTronics business. In future periods, the Company may meet held-for-sale accounting criteria pursuant to ASC 360 and, as a result, would be required to classify certain or all of its HealthTronics reporting units as held-for-sale in our statement of earnings and balance sheet. In that instance, we could be required to report income or loss from discontinued operations and a separate disposal gain or loss from the ultimate sale of the asset group.
As a result of performing an assessment of current operations across our enterprise and exploring strategic alternatives for certain assets, the Company may incur non-cash impairment charges related to fixed assets, such as facilities and equipment, or amortizing and non-amortizing intangible assets. The Company may also incur non-cash accelerated depreciation and amortization charges as part of the restructuring.
At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to potential charges related to held-for-sale or discontinued operations, asset impairments, or accelerated depreciation and amortization. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K under Item 2.05 within four business days after it determines any such estimate or range of estimates. Any such charges would not result in any current or future cash expenditures.
Item 2.06    Material Impairments
The information required by this Item 2.06 is included under Item 2.05 of this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Information Cautionary Statement
This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Endo has identified some of these forward-looking statements with words like “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” "could," “look forward,” “intend,” “guidance,” “future” or similar expressions. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in Endo's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect Endo's future financial results and could cause its actual results to differ materially from those expressed in forward-looking statements contained in its Annual Report on Form 10-K. The forward-looking statements in this Current Report on Form 8-K are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company's actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary
Dated: June 10, 2013